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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                        ---------------------------------


                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 27, 2004

                         Commission File Number 0-21511


                                V-ONE CORPORATION
                                -----------------
                           (Exact name of registrant)


                DELAWARE                               52-1953278
                --------                               ----------
        (State of incorporation)          (I.R.S. Employer Identification No.)

           20300 CENTURY BLVD., SUITE 200, GERMANTOWN, MARYLAND 20874
           ----------------------------------------------------------
              (Address of principal executive offices and zip code)


                                 (301) 515-5200
                         (Registrant's telephone number)









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Item 5. OTHER EVENTS.

      On February 27, 2004, V-ONE Corporation (the "Corporation") executed agreements ("Purchase Agreements") with certain institutional and accredited investors (the "Purchasers") under which the Corporation agreed to sell and the Purchasers agreed to purchase subordinated convertible promissory notes (each, a "Note") in the aggregate principal amount of up to $1,250,000 bearing interest at the rate of 7% per annum and convertible into shares of the Corporation's Common Stock at a conversion price of $0.20 per share together with warrants (each, a "Warrant") to purchase a number of shares of the Corporation's Common Stock equal to the number of shares of Common Stock that are issuable upon full conversion of the corresponding Note at the conversion price of $0.20 per share. Each Warrant has an exercise price of $0.25 per share and expires four and one-half years after the closing date of the purchase of the Warrant. In addition, the Corporation and the Purchasers executed agreements under which the Corporation agreed to register the shares (the "Shares") underlying the Notes and Warrants with the Securities and Exchange Commission under the Securities Act of 1933, as amended. On February 27, 2004, the Corporation completed the sale of an aggregate of $1,200,000 in Notes and accompanying Warrants under the Purchase Agreements which resulted in net proceeds to the Corporation of $1,065,690. The March 2, 2004 press release is attached as Exhibit 99.1.


ITEM 7. EXHIBITS.

Exhibit 10.1 Note and Warrant  Purchase  Agreement dated as of February 27,
             2004 by and among the Corporation and the Purchasers related to the sale of the Notes and Warrants.

Exhibit 10.2 Registration Rights Agreement dated as of February 27, 2004 by and among the Corporation and the Purchasers related to the registration of the Shares.

Exhibit 99.1 Press Release dated March 2, 2004.



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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           V-ONE CORPORATION

Dated:  March 2, 2004              By:    /s/ Margaret E. Grayson
                                          --------------------------------------
                                          Margaret E. Grayson
                                          President and Chief Executive Officer